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                                                                   Exhibit 10(l)

The following is a written description of an oral arrangement entered into on March 21, 2002 with a Named Executive Officer.

"Following a thorough annual review of the Company's leadership team and the many initiatives that are in place to grow the business and increase shareholder value, the Board of Directors has asked Jack M. Greenberg to commit to continuing as McDonald's Chief Executive Officer for at least three more years and he agreed to do so."